Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT PROVIDES COVID-19 BUSINESS UPDATE

Expects first quarter revenue within previously guided range

Management to host fireside chat April 9th at 8:30 a.m. ET

First quarter financial results to be announced May 7th

TEANECK, N.J., April 9, 2020 - Cognizant Technology Solutions Corporation (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced certain updates in response to the impact of the novel coronavirus (COVID-19) on business operations.

“Our priorities remain the health and safety of our associates and the business continuity of our clients,” said Brian Humphries, Chief Executive Officer. “We are committed to helping our clients as they navigate unprecedented business challenges as well as supporting the efforts of governments globally to contain the spread of the virus.

“I am pleased with our business momentum in the first two months of the quarter and grateful for the dedication and professionalism of our associates in March, both of which enabled us to meet our previously announced revenue guidance. We acted decisively to limit COVID-19’s impact on our business, including rapidly enabling work-from-home capabilities across our delivery teams. We will continue to take steps to protect our associates and support the evolving needs of clients in today’s environment.

“In this fluid environment where uncertainty prevails, we are well-positioned with deep client relationships across more than a dozen industries, and a strong balance sheet that provides solid financial flexibility. As ever, we stand committed to help our clients manage through economic, technological and other disruptions through our innovative solutions and talented associates,” Humphries continued. “I am proud of our 292,000 associates who have risen to the challenge of serving our clients with empathy, initiative and courage, and confident that we will emerge from this global crisis stronger together.”

Update on First Quarter Financial Results & Withdrawal of Full-Year Guidance

First quarter revenue is expected to be $4.22-$4.23 billion, up 2.7-2.9% (3.4-3.6% in constant currency)1 from the prior-year quarter, including a negative 50 basis point impact from the exit of certain content services. Financial performance in the first two months of the quarter was on track to exceed previous guidance, driven by strong performance across our North America market. During the latter part of March, COVID-19 increasingly affected Cognizant’s business due largely to:

•Delays in project fulfillment as delivery, particularly in India and the Philippines, shifted to work-from-home.

•Reduced client demand, primarily in the travel and hospitality industries.

Entering the second quarter, Cognizant expects the pandemic to further reduce client demand as its societal and economic impact causes broader disruptions across industries.

The long-term fundamentals of our business remain strong. However, given the unprecedented nature of this crisis, uncertainty around its duration and its impact on our ability to forecast performance, the Company is withdrawing its 2020 guidance that was provided on February 5, 2020.

Actions to Strengthen Financial Flexibility

Cognizant has proactively taken steps to strengthen its financial flexibility, including drawing down $1.74 billion on its revolving credit facility on March 23, 2020, bringing the Company’s total cash and investment balance as of March 31st to approximately $4.7 billion2, or net cash1 of $2.2 billion. The Company has no significant debt maturities until 2023.

During the first quarter Cognizant completed the acquisitions of Code Zero and Lev and repurchased approximately 8 million shares. Since March 31st, Cognizant has not initiated any new share repurchase programs.

“We are confident that the combination of our strong balance sheet, and our robust operating and cash generative business model, will enable us to weather this disruption,” said Karen McLoughlin, Chief Financial Officer. “The execution of our 2020 Fit for Growth program along with prudently managing our cost structure to react quickly to changes in the demand environment is critical to maintaining financial flexibility to navigate near-term headwinds while repositioning the business for long-term success.”

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1 Constant currency revenue growth and net cash are defined by the Securities and Exchange Commission as non-GAAP financial measures. See “About Non-GAAP Financial Measures” for more information at the end of this release.
2 Includes approximately $0.4 billion in restricted time deposits in India.

Continued Commitment to Our Associates & Communities Globally

Cognizant remains committed to supporting its associates as they work to meet clients’ quickly evolving needs. Towards that end, and in recognition of the extraordinary continuity-of-service efforts of the Company’s associates in India and the Philippines, Cognizant will provide those at the Associate level and below with an additional payment of 25% of their base pay for the month of April. Additionally, Cognizant has standardized 14 days sick-leave coverage globally for COVID-19 cases or self-quarantine without impacting other sick leave or vacation programs.

The Company is also committed to contributing to the global effort to deliver immediate relief to victims of the COVID-19 pandemic. On April 1, Cognizant announced a $10 million philanthropic commitment to support communities around the world in addressing the pandemic’s immediate and long-term impacts. Cognizant and its U.S. and India-based foundations will provide critical resources to strengthen public health systems, education and workforce institutions, and the economic outlook of communities worldwide.

COVID-19 Fireside Chat

Cognizant’s Head of Investor Relations Katie Royce will host a fireside chat with Brian Humphries and Karen McLoughlin on April 9, 2020, at 8:30 a.m. (Eastern) to provide additional details regarding today’s business update. To listen to the discussion, please dial +1 (877) 810-9510 (domestically) or +1 (201) 493-6778 (internationally).

The discussion will also be available on the Investor Relations section of the Cognizant website at http://investors.cognizant.com.

For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial +1 (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13701842 from two hours after the end of the discussion until 11:59 p.m. (Eastern) on April 23, 2020. The replay will also be available at Cognizant’s website www.cognizant.com for 30 days following the call.

First Quarter 2020 Financial Results and Conference Call

Cognizant will host a conference call on May 7, 2020, at 5:00 p.m. (Eastern) to discuss the Company’s first quarter results. To listen to the conference call, please dial +1 (877) 810-9510 (domestically) or +1 (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. An earnings supplement will also be available on the Cognizant website at the time of the conference call.

For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial +1 (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13701787 from two hours after the end of the call until 11:59 p.m. (Eastern) on May 21, 2020. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (Nasdaq-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 193 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Financial Disclosure Advisory
The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended March 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial position and results as of and for the quarter ended March 31, 2020. Actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended March 31, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the first quarter financial results.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, opportunities in the marketplace, our cost structure, our anticipated financial performance, and our 2020 Fit For Growth plan. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the impact of the COVID-19 pandemic, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to constant currency revenue growth and net cash, which are defined by the Securities and Exchange Commission as non-GAAP financial measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP.

Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues. Net cash is defined as cash and cash equivalents and investments less short-term and long-term debt. We estimate that as of March 31, 2020 cash and cash equivalents were approximately $3.9 billion, investments were approximately $0.8 billion, short-term debt was approximately $1.8 billion and long-term debt was approximately $0.7 billion.

Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of constant currency revenue growth and net cash, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

Investor Relations Contact:	Media Contact:
Katie Royce	Rick Lacroix
Global Head of Investor Relations	VP, Corporate Communications
+1 201-679-2739	+1 201-470-8961
Katie.Royce@cognizant.com	Richard.Lacroix@cognizant.com